Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Wireless Frontier Internet, Inc. (f/k/a Fremont Corporation) (the "Company") on Form 10-KSB for the years ended:
December 31, 1998; December 31, 1999; December 31, 2000; December 31, 2001; and December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Alex Gonzalez, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to Wireless Frontier Internet, Inc. and will be retained by Wireless Frontier Internet, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

May 25, 2004                                         /s/ Alex Gonzalez
                                                     -----------------
                                                     Alex Gonzalez
                                                     Chief Executive Officer